EXHIBIT 4.12

CANADIAN SECURITY AGREEMENT dated as of February 17, 2004, among UNIPLAST INDUSTRIES CO., a Nova Scotia company (“Uniplast”), each other subsidiary of Pliant Corporation, a Utah corporation (the “Issuer”), organized under the laws of Canada or any province thereof listed on Schedule I hereto (each such subsidiary individually a “Guarantor” and collectively, the “Guarantors”; the Guarantors and Uniplast are referred to collectively herein as the “Grantors”) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

Reference is made to (a) the Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the note guarantors party thereto (the “Note Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”), and (b) the Purchase Agreement dated as of February 6, 2004 (the “Purchase Agreement”), among the Issuer, the Note Guarantors and J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. (the “Initial Purchasers”).  Pursuant to the terms, conditions and provisions of the Indenture and the Purchase Agreement, the Issuer is issuing $306,000,000 aggregate principal amount at maturity of 11 1/8% Senior Secured Discount Notes due 2009 and may issue, from time to time, additional notes in accordance with the provisions of the Indenture (collectively, the “Notes”), which will be guaranteed on a senior secured basis by, inter alia, each of the Grantors.

The Issuer, Deutsche Bank Trust Company Americas (as collateral agent under the credit agreement dated as of the date hereof (the “Credit Agreement”), among the Issuer, Uniplast, the domestic subsidiary borrowers party thereto, the lenders party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent and documentation agent, Deutsche Bank Trust Company Americas, as collateral agent, General Electric Capital Corporation, as co-collateral agent, and JPMorgan Chase Bank, as syndication agent), and the Collateral Agent, in its capacity as agent with respect to the Notes and in its capacity as agent with respect to the Issuer’s 11 1/8% Senior Secured Notes due 2009 (the “Existing Senior Secured Notes”), have entered into the Amended and Restated Intercreditor Agreement dated as of the date hereof (the “Intercreditor Agreement”), which addresses the relative priority of the security interests in the Collateral of (a) the Secured Parties, (b) the secured parties under the Security Documents (as defined in the Credit Agreement) and (c) the holders of the Existing Senior Secured Notes.

The obligations of the Initial Purchasers to purchase the Notes are conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement to secure the Obligations.  The Grantors will derive substantial benefits from the issuance of the Notes by the Issuer pursuant to the Indenture and are willing to execute and deliver this Agreement in order to induce the Initial Purchasers to purchase the Notes.

Accordingly, each of the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agrees as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

SECTION 1.02.  Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

 “Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Chattel Paper” shall mean all “chattel paper” as such term is defined in the PPSA.

“Collateral” means all of the present and future undertaking, personal property (including any personal property that may be described in any Schedule to this Agreement or any schedules, documents or listings that a Grantor may from time to time sign and provide to the Collateral Agent in connection with this Agreement) of the Grantor (including all such property at any time owned, leased or licensed by the Grantor, or in which the Grantor at any time has any interest or to which the Grantor is or may at any time become entitled) and all Proceeds thereof, wherever located including, without limiting the generality of the foregoing, the following:

all Accounts Receivable;

all Chattel Paper;

all Documents;

all Equipment;

all fixtures;

all General Intangibles;

all Instruments;

all Inventory;

all money, cash and cash accounts;

all Investment Property;

all books and records pertaining to the Collateral;

all letter-of-credit rights; and

to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

“Copyright License”  shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Person:  (a) all copyright rights in any work subject to the copyright laws of the United States or Canada, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or Canada, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or the Canadian Intellectual Property Office, including those listed on Schedule II.

“Credit Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Card Payments” means all payments received or receivable by or on behalf of any Grantor in respect of sales of Inventory paid for by credit card charges, including payments from financial institutions that process credit card transactions for any of the Grantors.

“Documents” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

“Entitlement Holder” shall mean a Person identified in the records of a Security Intermediary as the Person having a Security Entitlement against the Security Intermediary.

“Equipment” shall mean all “equipment” as such term is defined in the PPSA, and in any event, all equipment, furniture, fixtures and furnishings, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor.

“Existing Senior Secured Notes” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Financial Asset” shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person,  which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Security Intermediary for another Person in a Securities Account.  As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“General Intangibles” shall mean all “intangibles” as such term is defined in the PPSA, and in any event, with respect to any Grantor, all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements but excluding contract rights in contracts which contain an enforceable prohibition on assignment or the granting of a security interest), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

“Instrument” shall mean “instrument” as such term is defined in the PPSA.

“Indemnitee” shall mean the Secured Parties and each of their Affiliates.

“Indenture” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Information” shall have the meaning assigned to such term in Section 4.04.

“Initial Purchasers” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor,

including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.01.

“Intercreditor Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Inventory” shall mean all “inventory” as such term is defined in the PPSA, and in any event, all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor’s business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Securities Accounts, whether now owned or hereafter acquired by any Grantor.

“License” shall mean any Patent License, Trademark License, Copyright License or other franchise agreement, license or sublicense to which any Grantor is a party, including those listed on Schedule III.

“Notes” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“PPSA” means the Personal Property Security Act (Ontario), as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Person:  (a) all letters patent of the United States or Canada, all registrations and recordings thereof, and all applications for letters patent of the United States or Canada, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the Canadian Intellectual Property Office, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 (or any other form approved by the Collateral Agent), completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a financial officer and the chief legal officer of the Issuer.

“Proceeds” shall mean all “proceeds” as such term is defined in the PPSA and, in any event, shall include with respect to any Grantor any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Purchase Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Receiver” means a receiver, a manager or a receiver and manager.

“Representatives” shall have the meaning assigned to such term in Section 4.04.

“Secured Parties” shall mean at any time, the Trustee, the Collateral Agent, the Holders and each other holder of, or obligee in respect of, any Obligations outstanding at such time.

“Securities” shall mean the plural of “security” as such term is defined in the PPSA, and in any event, any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations or (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment.

“Securities Account” shall mean an account to which a Financial Asset  is or may be credited in accordance with an agreement under which the Person  maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

“Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Interest” shall have the meaning assigned to such term in Section 2.01.

“Security Intermediary” shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

“Swap Agreement” shall mean any agreement with respect to any swap, spot, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or the Subsidiaries shall be a Swap Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Person:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or the Canadian Intellectual Property Office, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trustee” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“U.S.$” refers to the lawful currency of the United States of America.

“U.S. Intellectual Property” shall have the meaning assigned to such term in Section 3.02(b).

SECTION 1.03.  Rules of Interpretation.  The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

SECTION 2.01.  Security Interest.   (a)  As general and continuing collateral security for the due payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations, each Grantor hereby mortgages, charges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, the Collateral.

(b)  The grant of any Security Interest in respect of the Collateral shall not include with respect to any Grantor, any item of property to the extent the grant by such Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such item of property is prohibited by an applicable enforceable contractual obligation (including but not limited to a Capitalized Lease Obligation) or requirement of law or would give any other Person the enforceable right to terminate its obligations with respect to such item of property and provided, further, that the limitation in the foregoing proviso shall not affect, limit, restrict or impair the grant by any Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any Account, contract, agreement or General Intangible.  In addition, the Security Interests created by this Agreement do not extend to the last day of the term of any lease or agreement for lease of real property.  Such last day shall be held by the Grantor in trust for the Collateral Agent and, on the exercise by the Collateral Agent of any of its rights under this Agreement following the occurrence and during the continuance of an Event of Default, will be assigned by the Grantor as directed by the Collateral Agent.

(c)  Each Grantor confirms that value has been given by the Collateral Agent and the other Secured Parties to the Grantor, that the Grantor has rights in the Collateral (other than after-acquired property) and that the Grantor and the Collateral Agent have not agreed to postpone the time for attachment of the Security Interests created by this Agreement to any of the Collateral.

(d)  Each Grantor hereby irrevocably authorizes the Collateral Agent, in accordance with, and to the extent consistent with, the Intercreditor Agreement, at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto.  Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in and to the Intellectual Property granted by each Grantor, without the signature of any Grantor (but, prior to the occurrence of any Event of Default or Default, the Collateral Agent shall provide notice of such filing to such Grantor), and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

SECTION 2.02.  No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

SECTION 3.01.  Title and Authority.  Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).

Each Grantor further represents and warrants that all Intellectual Property owned by such Grantor, and all rights of the Grantor pursuant to any Trademark License, Patent License or Copyright License to use any Intellectual Property (collectively, “Intellectual Property Rights”), are described in the attached schedules and the Perfection Certificate.  To the best of the Grantor’s knowledge, each such Intellectual Property Right is valid, subsisting, unexpired, enforceable and has not been abandoned.  Except as set out in the Perfection Certificate and the schedules hereto, none of such Intellectual Property Rights has been licensed or franchised by the Grantor to any Person.

SECTION 3.02.  Filings.   (a)  The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete.  Personal Property Security Act financing statements in each relevant jurisdiction are all the filings, recordings and registrations (other than filings, recordings and registrations required to be made in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office in order to perfect the Security Interest in Collateral consisting of Intellectual Property) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in any relevant jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and such filings, recordings and registrations as may be necessary to perfect the Security Interest as a result of any change (i) in any Grantor’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Grantor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it having an aggregate fair value in excess of $100,000 is located (including the establishment of any such new office or facility), (iii) in any Grantor’s identity or corporate structure, (iv) in any Grantor’s Federal Taxpayer Identification Number or other organizational identification number (or, with respect to each Foreign Subsidiary, any comparable identification numbers issued by any governmental authority) or (v) in any Grantor’s jurisdiction of incorporation or organization.

(b)  Each Grantor represents and warrants that fully executed security agreements in the form hereof (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property of such Grantor acquired or developed in the United States (“U.S. Intellectual Property”) shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of U.S. Intellectual Property in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of U.S. Intellectual Property (or registration or application for registration thereof) acquired or developed after the date hereof).

SECTION 3.03.  Validity of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States or Canada (or any political subdivision of either) pursuant to the Uniform Commercial Code, the PPSA or other applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected in the United States Patent and Trademark Office and the United States Copyright Office upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to the Indenture.

SECTION 3.04.  Absence of Other Liens.  Except for the Security Interest created by this Agreement and other Liens expressly permitted pursuant to the Indenture, the Grantors own (or, with respect to any leased or licensed property forming part of the Collateral, holds a valid leasehold or licensed interest in) the Collateral free and clear of any Liens.  No security agreement, financing statement or other notice with respect to any or all of the Collateral is on file or on record in any public office, except for filings in favour of the Collateral Agent or with respect to Liens expressly permitted pursuant to the Indenture.

ARTICLE IV

Covenants

SECTION 4.01.  Records.  Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

SECTION 4.02.  Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Indenture.

SECTION 4.03.  Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any registered asset or item that may constitute Copyrights, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 30 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.  Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

SECTION 4.04.  Inspection and Verification.  The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third party, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification.  The Collateral Agent agrees to maintain the confidentiality of the Information (as defined below) obtained by it from such inspection or verification, except that such Information may be disclosed (a) to its and its Affiliates’ investment advisors, directors, officers, employees and agents, including accountants, legal counsel and other advisors (the “Representatives”), (b) to the extent requested or demanded by any governmental authority or any self-regulatory organization (including the National Association of Insurance Commissioners or other similar organization), (c) to the extent required by applicable laws or regulations or by any subpoena, order or similar legal process; provided, to the extent reasonably practicable and not prohibited by applicable laws and regulations or by any judicial or administrative order, such Person shall provide the Issuer with prior notice of such disclosure, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Indenture Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement, (g) with the consent of the Issuer or (h) to the extent such Information

(x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Collateral Agent on a nonconfidential basis from a source other than the Issuer, any Subsidiary of the Issuer or any of their Representatives that is not known to such Person to be subject to any obligation of confidentiality to the Issuer or any Subsidiary of the Issuer.  For the purposes of this Section, “Information” means all information received from the Issuer, any Subsidiary of the Issuer or any of their Representatives relating to the Issuer, the Subsidiaries of the Issuer or their businesses, other than any such information that is available to the Collateral Agent on a nonconfidential basis prior to disclosure by the Issuer or any Subsidiary of the Issuer.  Notwithstanding the foregoing, the Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party that agrees to be bound by an agreement containing provisions substantially the same as those of this Section.

SECTION 4.05.  Taxes; Encumbrances.  In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to the Indenture, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

SECTION 4.06.  Assignment of Security Interest.  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 4.07.  Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

SECTION 4.08.  Use and Disposition of Collateral.  None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by the Indenture.  Unless and (in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement) until the Collateral Agent shall notify the Grantors (which notice may be given by telephone if promptly confirmed in writing) that (i) an Event of Default shall have occurred and be continuing and (ii) during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral, the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Indenture or any other Indenture Document.  Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time, other than Inventory that is in transit by any means, unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and each Grantor shall use its best efforts to obtain a written agreement in form and substance reasonably satisfactory to the Collateral Agent to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

SECTION 4.09.  Limitation on Modification of Accounts.  None of the Grantors will, without the prior written consent of the Credit Agent (or, if the Discharge of Senior Lender Claims (as defined in the Intercreditor Agreement) has occurred), the Collateral Agent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

SECTION 4.10.  Insurance.  The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment with financially sound and reputable insurers and against such risks as are customarily insured against by Persons engaged in the same or similar business, and of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  Subject to the Intercreditor Agreement, each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  Subject to the Intercreditor Agreement, in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems reasonably advisable.  Subject to the Intercreditor Agreement, all sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.11.  Legend.  Each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 4.12.  Covenants Regarding Patent, Trademark and Copyright Collateral.   (a)  Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees, to the extent practicable, that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)  Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c)  Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)  Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office for U.S. Intellectual Property, or the Canadian Intellectual Property Office for Intellectual Property) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(e)  In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office for U.S. Intellectual

Property or the Canadian Intellectual Property Office for Intellectual Property, unless it promptly informs the Collateral Agent, and, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes (and, prior to the occurrence of any Event of Default or Default, such Grantor shall be notified of such filing), all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)  Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office for U.S. Intellectual Property or the Canadian Intellectual Property Office for Intellectual Property, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)  In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h)  Upon and during the continuance of an Event of Default, each Grantor shall use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or their designees for the benefit of the Secured Parties in accordance with the Intercreditor Agreement.

SECTION 4.13.  Deposit Accounts.  Each Grantor will, within 60 days after the Effective Date, enter into control agreements in form and substance reasonably satisfactory to the Collateral Agent with each depository bank (other than the Collateral Agent and, prior to the Discharge of Senior Lender Claims, the Credit Agent or the administrative agent under the Senior Credit Agreement (as defined in the Intercreditor Agreement)) with which it maintains any deposit accounts and thereafter shall cause all cash held by such Grantor (other than (x) cash held by such Grantor in a Notes Collateral Account in accordance with the terms of the Indenture (as in effect on the date hereof)

and, prior to the First Lien Transition Date (as defined in the Intercreditor Agreement), any other cash held by such Grantor in any Notes Collateral Account in accordance with the terms of the 2003 Indenture (as defined in the Intercreditor Agreement) and (y) prior to the Discharge of the Senior Lender Claims, cash held by such Grantor in an account maintained by or with the Credit Agent or the administrative agent under the Senior Credit Agreement) to be maintained in such accounts.

SECTION 4.14.  Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor in an amount exceeding U.S.$1,000,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

ARTICLE V

[Intentionally Omitted]

ARTICLE VI

Power of Attorney

SECTION 6.01.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or (unless such action is the result of gross negligence or willful misconduct) to any claim or action against the Collateral Agent or any Secured Party.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.  The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Indenture Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Indenture Document, by law or otherwise.

Notwithstanding anything in this Article VI to the contrary, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Article VI unless it does so in accordance with, and to the extent consistent with, the Intercreditor Agreement.

ARTICLE VII

Remedies

SECTION 7.01.  Remedies upon Default.  In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing or contractual arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the PPSA and any other applicable statute, or otherwise available to the Collateral Agent at law or in equity.  Without limiting the generality of the foregoing, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Grantors such prior written notice of the Collateral Agent’s intention to make any sale of Collateral as may be required by the PPSA or other applicable law.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured

Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, the Collateral Agent may (i) proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver or (ii) appoint by instrument in writing one or more Receivers of any Grantor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Collateral Agent under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time to the extent permitted by applicable law.  Any Receiver appointed by the Collateral Agent will (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of such Grantor and not of the Collateral Agent.

SECTION 7.02.  Application of Proceeds.  In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Indenture Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Indenture Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution) in the manner provided in the Indenture; and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 7.03.  Grant of License to Use Intellectual Property.  In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to the extent that such license does not violate any then existing licensing arrangements (to the extent that waivers cannot be obtained) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and sufficient rights of quality control in favor of Grantor to avoid the invalidation of the Trademarks subject to the license.  The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE VIII

Miscellaneous

SECTION 8.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.02 of the Indenture.  All communications and notices hereunder to any Guarantor shall be given to it in care of the Issuer.

SECTION 8.02.  Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Indenture Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 8.03.  Survival of Agreement.  All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the issuance of the Notes, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 8.04.  Binding Effect; Several Agreement.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.05.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 8.06.  Collateral Agent’s Expenses; Indemnification.  In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement,  (a)  each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b)  Without limitation of its indemnification obligations under the other Indenture Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 8.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any Secured Party.  All amounts due under this Section 8.06 shall be payable on written demand therefor.

SECTION 8.07.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

SECTION 8.08.  Waivers; Amendment.   (a)  No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent or any Secured Party under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provisions of this Agreement or any other Indenture Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except (i) in accordance with the Indenture and pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to the limitations in the Intercreditor Agreement or (ii) as provided in the Intercreditor Agreement.

SECTION 8.09.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER INDENTURE DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.11.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 8.04), and shall become effective as provided in Section 8.04.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.12.  Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.13.  Jurisdiction; Consent to Service of Process.   (a)  Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Ontario court or federal court of Canada sitting in such province, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Indenture Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ontario court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Indenture Documents against any Grantor or its properties in the courts of any jurisdiction.

(b)  Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Indenture Documents in any Ontario court or federal court of Canada sitting in such province.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.14.  Termination or Release.  This Agreement and the Security Interest created hereby shall terminate when all the Obligations have been indefeasibly paid in full pursuant to the terms of the Indenture.  The Collateral shall be released as and to the extent provided in Article X of the Indenture.

SECTION 8.15.  Additional Grantors. Pursuant to Section 4.11 of the Indenture, each Foreign Subsidiary organized under the laws of Canada or any province thereof (a “Canadian Subsidiary”) that is formed or acquired after the date of the Indenture and each Canadian Subsidiary that guarantees Indebtedness of the Issuer or any domestic Subsidiary is required to enter in this agreement as a Guarantor.  Upon execution and delivery by the Collateral Agent and a Canadian Subsidiary of an instrument in the form of Annex 2, such Canadian Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.16.  Subject to Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

SECTION 8.17.  Credit Agreement.  The Collateral Agent acknowledges and agrees, on behalf of itself and the Secured Parties, that, any provision of this Agreement to the contrary notwithstanding, the Grantors shall not be required to act or refrain from acting with respect to any Senior Lender First Lien Collateral (as defined in the Intercreditor Agreement) on which the Credit Agent (as defined in the Intercreditor Agreement) has a Lien superior in priority to the Collateral Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

UNIPLAST INDUSTRIES CO.,

by

Name:
Title:

WILMINGTON TRUST COMPANY, as Collateral Agent,

by

Name:
Title:

Schedule I to the
Canadian Security Agreement

GUARANTORS

Grantor	Address for Notice	Fascimile

Nil

Schedule II to the
Canadian Security Agreement

COPYRIGHTS

Schedule III to the
Canadian Security Agreement

LICENSES

Schedule IV to the
Canadian Security Agreement

PATENTS

Schedule V to the
Canadian Security Agreement

TRADEMARKS

Annex I
To the Canadian Security Agreement

[Form Of] PERFECTION CERTIFICATE

Reference is made to the Canadian Security Agreement dated as of February 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”), among Uniplast Industries Co. (the “Canadian Subsidiary Borrower”), the other grantors party thereto and Wilmington Trust Company, as collateral agent (the “Notes Collateral Agent”) for the Secured Parties (as defined in the Canadian Security Agreement).  Reference is also made to the Credit Agreement dated as of February 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pliant Corporation (the “Parent Borrower”), the Canadian Subsidiary Borrower, the subsidiaries of the Parent Borrower party thereto as domestic subsidiary borrowers, the lenders from time to time party thereto (the “Lenders”), Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative and documentation agent for the Lenders, Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”), General Electric Capital Corporation, as co-collateral agent, and JPMorgan Chase Bank, as syndication agent.  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Canadian Security Agreement referred to therein, as applicable.

The undersigned, a Financial Officer of the Parent Borrower, hereby certifies to (i) the Collateral Agent and each other Secured Party and (ii) the Notes Collateral Agent and each other Secured Party (as defined in the Canadian Security Agreement) as follows:

SECTION 1. Names.  (a)  Set forth below is (i) the exact legal name of each Grantor, as such name appears in its document of formation, (ii) each other legal name each Grantor has had in the past five years and (iii) the date of the relevant change:

Legal Name	Former Name	Date of Change

(b)  Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization.  If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(c)  Set forth below is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

Legal Name	Other Name

(d)  Set forth below is the organizational identification number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

Legal Name	Organizational No.

SECTION 2. Locations.  (a)  Set forth below opposite the name of each Grantor that is a registered organization is the jurisdiction of formation of such Grantor:

Legal Name	Organizational No.

(b)  Set forth below opposite the name of each Grantor is the address and county or region of the chief executive office of such Grantor:

Legal Name	Address of Chief Executive Office	Region

(c)  Set forth below opposite the name of each Grantor is the address and county or region of all locations where such Grantor maintains any books or records relating to any Accounts Receivable and/or General Intangibles (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Legal Name	Address of Accounts Receivable and/or General Intangibles	Region

(d)  Set forth below opposite the name of each Grantor is the address and county of all locations where such Grantor maintains any Inventory, Equipment and/or other Collateral not identified above:

Legal Name	Address of Inventory, Equipment and/or Other Collateral	Postal Code

(e)  Set forth below opposite the name of each Grantor is the address and county of all the places of business of such Grantor not identified in paragraph (a), (b), (c) or (d) above:

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Legal Name	Other Business Addresses	Postal Code

(f)  Set forth below opposite the name of each Grantor are the names, addresses and counties of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor (with each such Person that holds such Collateral subject to a Lien (including, but not limited to, warehousemen’s, mechanics’ and other statutory liens) indicated by an “*”):

Legal Name	Other Collateral Addresses	Postal Code

SECTION 3. Unusual Transactions.  All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

SECTION 4. File Search Reports. Search reports have been obtained from each provincial personal property security registry identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

SECTION 5.  PPSA Filings.  PPSA financing statements have been filed in the relevant provincial personal property security registry and, in the case of fixture filings, the applicable land registration office, in each jurisdiction identified with respect to such Grantor in Section 2 and Section 10, as applicable, hereof.

SECTION 6.  Schedule of Filings.  Attached hereto as Schedule 6 is a true and correct list, with respect to the filings described in Section 5 above, of each filing and the provincial personal property security registry or, in the case of fixture filings, the applicable land registration office, in which such filing was made.

SECTION 7.  Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 7 is a true and correct list of all the Equity Interests of each Grantor and the record and beneficial owners of such Equity Interests.  Also set forth on Schedule 7 is each equity investment of each Grantor that represents 50% or less of the equity of the entity in which such investment was made.

SECTION 8.  Debt Instruments.  Attached hereto as Schedule 8 is a true and correct list of all instruments, including any promissory notes, and other evidence of indebtedness held by each Grantor that are required to be pledged under the Canadian Security Agreement, including all intercompany notes between the Parent Borrower and any Grantor or between any Grantor and any other Grantor.

SECTION 9.  Advances.  Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Canadian Subsidiary Borrower to any Subsidiary

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of the Parent Borrower (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Canadian Security Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Canadian Subsidiary Borrower or any Subsidiary of the Parent Borrower.

SECTION 10.  Mortgage Filings.  Attached hereto as Schedule 10 is a true and correct list, with respect to each Mortgaged Property, of (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the land registration office for such property identified pursuant to the following clause and (c) the land registration office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a properly recorded mortgage therein.

SECTION 11.  Intellectual Property.  Attached hereto as Schedule 11(A) in proper form for filing with the Canadian Intellectual Property Office and the United States Patent and Trademark Office, as applicable, is a true and correct list of each Grantor’s Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, registration number and expiration date of each Patent, Patent License, Trademark and Trademark License owned by any Grantor.  Attached hereto as Schedule 11(B) in proper form for filing with the Canadian Intellectual Property Office and the United States Copyright Office, as applicable, is a true and correct list of each Grantor’s Copyrights and Copyright Licenses, including the name of the registered owner, registration number and expiration date of each Copyright or Copyright License owned by any Grantor.

SECTION 12.  Deposit Accounts.  Attached hereto as Schedule 12 is a true and correct list of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account, and the account number.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on this [    ] day of February, 2004.

PLIANT CORPORATION,

by

Name:
	Title:	[Financial Officer]

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Annex 2 to the
Canadian Security Agreement

SUPPLEMENT NO.     dated as of                              , 20     to the Canadian Security Agreement dated as of February 17, 2004, among UNIPLAST INDUSTRIES CO., a Nova Scotia company (“Uniplast”), each other subsidiary of Pliant Corporation, a Utah corporation (the “Issuer”), organized under the laws of Canada or any province thereof listed on Schedule I thereto (each such subsidiary individually a “Guarantor” and collectively, the “Guarantors”; the Guarantors and Uniplast are referred to collectively herein as the “Grantors”) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A.  Reference is made to (a) the Indenture dated as of February 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the note guarantors party thereto and Wilmington Trust Company, as trustee (the “Trustee”), (b) the Canadian Pledge Agreement dated as of February 17, 2004 (the “Canadian Pledge Agreement”), among the Issuer, the pledgors party thereto and the Collateral Agent, and (c) the Amended and Restated Intercreditor Agreement dated as of February 17, 2004 (the “Intercreditor Agreement”), among the Issuer, the Collateral Agent, the collateral agent for the Existing Senior Secured Notes and Deutsche Bank Trust Company Americas, as Credit Agent (as defined therein).

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Canadian Security Agreement.

C.  The Grantors have entered into the Canadian Security Agreement in satisfaction of a condition of the Initial Purchasers to purchase the Notes.  Section 8.15 of the Canadian Security Agreement provides that additional Canadian Subsidiaries of the Issuer may become Grantors under the Canadian Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Canadian Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Canadian Security Agreement.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1.  In accordance with Section 8.15 of the Canadian Security Agreement, the New Grantor by its signature below becomes a Grantor under the Canadian Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Canadian Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral of the New Grantor.  Each reference to a “Grantor” in the Canadian Security Agreement shall be deemed to include the New Grantor. The Canadian Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under or above its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation, its organizational identification number (if any) and the location of the chief executive office of the New Grantor.

SECTION 5.  Except as expressly supplemented hereby, the Canadian Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Canadian Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 12.02 of the Indenture.  All communications and notices hereunder to the New Grantor shall be given to it in care of the Issuer.

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SECTION 9.  The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Canadian Security Agreement as of the day and year first above written.

[Name Of New Grantor],

by

Name:
Title:
Address:

WILMINGTON TRUST COMPANY, as Collateral Agent,

by

Name:
Title:

3

SCHEDULE I
to Supplement No.       to the
Canadian Security Agreement

LOCATION OF COLLATERAL

Description	Location